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                                                                     EXHIBIT 2.8



                              AMENDED AND RESTATED
                             REGISTRATION AGREEMENT

                  THIS AMENDED AND RESTATED REGISTRATION AGREEMENT (this "Agreement") is made as of August 14, 2000, by and among (i) Synagro Technologies, Inc., a Delaware corporation (together with its successors and permitted assigns, the "Company"), (ii) GTCR Fund VII, L.P., a Delaware limited partnership ("GTCR Fund VII"), GTCR Co-Invest, L.P., a Delaware limited partnership ("GTCR Co-Invest"), and GTCR Capital Partners, L.P., a Delaware limited partnership ("GTCR Capital") and (iii) the TCW/Crescent Lenders (as defined herein). Each of GTCR Fund VII, GTCR Co-Invest, GTCR Capital and the TCW/Crescent Lenders are sometimes individually referred to as an "Investor" and collectively as the "Investors".

                  WHEREAS, the Company, GTCR Fund VII and GTCR Capital are parties to a Registration Agreement dated as of January 27, 2000 (the "Original Registration Agreement");

                  WHEREAS, the Company and the Investors have agreed to enter into this Agreement in order, among other things, to: (a) amend and restate the Original Registration Agreement in its entirety and (b) join GTCR Co-Invest and the TCW/Crescent Lenders as parties hereto; and

                  WHEREAS, the Company, GTCR Fund VII, GTCR Co-Invest and the TCW/Crescent Lenders are parties to an Amended and Restated Purchase Agreement of even date herewith (the "Purchase Agreement"). The Company, GTCR Capital and the TCW/Crescent Lenders are parties to an Amended and Restated Senior Subordinated Loan Agreement of even date herewith, as amended, supplemented or modified from time to time (the "Loan Agreement"). In connection with the transaction contemplated by the Purchase Agreement and the Loan Agreement, the Company will issue to the Investors Warrants (as defined herein) to purchase shares of the Company's Preferred Stock. In order to induce GTCR Fund VII, GTCR Co-Invest and the TCW/Crescent Lenders to enter into the Purchase Agreement and GTCR Capital and the TCW/Crescent Lenders to enter into the Loan Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closings under the Purchase Agreement and the Loan Agreement. Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 8 hereof.

                  NOW, THEREFORE, the parties hereto agree as follows:

                  1.       Demand Registrations.

                  (a) Requests for Registration. Subject to the restrictions set forth below, the holders of a majority of the Registrable Securities may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration ("Long-Form Registrations"), or on Form S-2 or S-3 (including pursuant to Rule 415 under the Securities Act) or any similar short-form registration ("Short-Form Registrations"), if available. All



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registrations requested pursuant to this Section 1(a) are referred to herein as
"Demand Registrations." Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering. Within ten days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

                  (b) Long-Form Registrations. The holders of Registrable Securities shall be entitled to request two (2) Long-Form Registrations plus one
(1) additional Long-Form Registration for each additional $25 million invested in the Company (either on one or multiple occasions) through the purchase of Preferred Stock pursuant to the Purchase Agreement, in which the Company shall pay all Registration Expenses (as defined in Section 5). All Long-Form Registrations shall be underwritten registrations. A registration shall not count as one of the permitted Long-Form Registrations until it has become effective, and the last Long-Form Registration shall not count as one of the permitted Long-Form Registrations unless the holders of Registrable Securities are able to register and sell at least 90% of the Registrable Securities requested to be included in such registration; provided that in any event the Company shall pay all Registration Expenses in connection with any Long-Form Registration whether or not it has become effective and whether or not such registration has counted as one of the permitted Long-Form Registrations.

                  (c) Short-Form Registrations. In addition to the Long-Form Registrations provided pursuant to Section 1(b), the holders of Registrable Securities shall be entitled to request an unlimited number of Short-Form Registrations in which the Company shall pay all Registration Expenses; provided, however, that all Short-Form Registrations shall be for a minimum of $10 million of Registrable Securities, based on the anticipated per share price range for such offering. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form. The Company shall use its best efforts to make Short-Form Registrations on Form S-3 available for the sale of Registrable Securities. If the Company, pursuant to the request of the holder(s) of a majority of Registrable Securities, is qualified to and has filed with the Securities Exchange Commission a registration statement under the Securities Act on Form S-3 pursuant to Rule 415 under the Securities Act (the "Required Registration"), then the Company shall use its best efforts to cause the Required Registration to be declared effective under the Securities Act as soon as practicable after filing, and, once effective, the Company shall cause such Required Registration to remain effective for a period ending on the earlier of (i) the date on which all Registrable Securities have been sold pursuant to the Required Registration, or
(ii) the date as of which the holder(s) of Registrable Securities (assuming such holder(s) are affiliates of the Company) are able to sell all of the Registrable Securities then held be them within a ninety-day period in compliance with Rule 144 under the Securities Act.

                  (d) Priority on Demand Registrations. The Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the Registrable Securities included in such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company



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in writing that, in their opinion, the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Securities to be included in such registration, then the Company shall include in such registration, prior to the inclusion of any securities which are not Registrable Securities, the number of Registrable Securities requested to be included which, in the opinion of such underwriters, can be sold in an orderly manner within the price range of such offering, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder.

                  (e) Restrictions on Long-Form Registrations.

                  (i) The Company shall not be obligated to effect any Long-Form Registration within 90 days after the effective date of a previous Long-Form Registration or a previous registration in which the holders of Registrable Securities were given piggyback rights pursuant to
         Section 2 and in which there was no reduction in the number of Registrable Securities requested to be included.

                  (ii) The Company may postpone for up to 120 days the filing or the effectiveness of a registration statement for a Demand Registration if the Company's Board of Directors determines that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its Subsidiaries to acquire financing, engage in any acquisition of assets (other than in the ordinary course of business), or engage in any merger, consolidation, tender offer, reorganization, or similar transaction; provided that, in such event, the holders of Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request and the Company shall pay all Registration Expenses in connection with such registration. The Company may delay a Demand Registration under this Section 1(e)(ii) only once in any twelve-month period and two times in the aggregate.

                  (f) Selection of Underwriters. In the case of an underwritten offering, the Company shall have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the approval of the holders of a majority of the Registrable Securities included in such Demand Registration, which approval shall not be unreasonably withheld.

                  (g) Other Registration Rights. Except as provided in this Agreement, the Company shall not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities, options, or rights convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of the Registrable Securities.



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                  2.       Piggyback Registrations.

                  (a) Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (other than (i) pursuant to a Demand Registration, to which Section 1 is applicable or (ii) in connection with registrations on Form S-4, S-8 or any successor or similar forms) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company shall give prompt written notice (and in any event within three business days after its receipt of notice of any exercise of demand registration rights other than under this Agreement) to all holders of Registrable Securities of its intention to effect such a registration and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company's notice.

                  (b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations.

                  (c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, then the Company shall include in such registration (i) first, the securities the Company proposes to sell and
(ii) second, all other securities (including the Registrable Securities) requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of shares owned by each such holder.

                  (d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities other than holders of Registrable Securities (it being understood that secondary registrations on behalf of holders of Registrable Securities are addressed in Section 1 above rather than this Section 2(d)), and the managing underwriters advise the Company in writing that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Securities to be included in such registration, then the Company shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration and (ii) second, all other securities (including Registrable Securities) requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of shares owned by each such holder.

                  (e) Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to
Section 1 or pursuant to this Section 2, and if such previous registration has not been withdrawn or abandoned, then, unless such previous registration is a Required Registration, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether



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on its own behalf or at the request of any holder or holders of such securities, until a period of at least 180 days has elapsed from the effective date of such previous registration.

                  3.       Other Sales.

                  The Company (i) shall not effect any public sale or distribution of its equity securities, or any securities, options, or rights convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and (ii) to the extent not inconsistent with applicable law, shall cause each holder of its equity securities, or any securities convertible into or exchangeable or exercisable for equity securities, in an amount of more than 5% of the then-outstanding shares of Common Stock (as adjusted for stock splits, stock dividends, recapitalizations, and similar transactions), purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

                  4. Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

                  (a) prepare and, within 60 days after the end of the period within which requests for registration may be given to the Company, file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective (provided that, before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

                  (b) notify in writing each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days (or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer) and comply with the provisions of the Securities Act with respect to the disposition of all securities



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covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                  (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus and any supplemental prospectus), and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                  (d) use commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller of Registrable Securities to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller of Registrable Securities (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

                  (e) promptly notify in writing each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made, and, at the request of the holders of a majority of the Registrable Securities covered by such registration statement, the Company shall promptly prepare and furnish to each such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

                  (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities;

                  (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

                  (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate



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the disposition of Registrable Securities (including effecting a stock split or a combination of shares);

                  (i) make available for inspection by any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant, or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees, and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant, or agent in connection with such registration statement and assist and, at the request of any participating underwriter, use commercially reasonable efforts to cause such officers or directors to participate in presentations to prospective purchasers;

                  (j) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                  (k) permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

                  (l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any equity securities included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order;

                  (m) use commercially reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

                  (n) obtain one or more cold comfort letters, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the holders of a majority of the Registrable Securities being sold in such registered offering reasonably request (provided that such Registrable Securities constitute at least 10% of the securities covered by such registration statement), which letter or letters shall be addressed to the underwriters; and



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                  (o) provide a legal opinion of the Company's outside counsel, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature, which opinion and other documents shall be addressed to the underwriters and the holders of such Registrable Securities.

                  5.       Registration Expenses.

                  (a) Subject to Section 5(b) below, all expenses incident to the Company's performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, travel expenses, filing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company, and fees and disbursements of all independent certified public accountants, underwriters including, if necessary, a "qualified independent underwriter" within the meaning of the rules of the National Association of Securities Dealers, Inc. (in each case, excluding discounts and commissions), and other Persons retained by the Company or by holders of Registrable Securities or their affiliates on behalf of the Company (all such expenses being herein called "Registration Expenses"), shall be borne as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance, and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system (or any successor or similar system).

                  (b) In connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities included in such registration.

                  (c) To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder's securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

                  6.       Indemnification.

                  (a) The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities, its officers, directors, agents, and employees, and each Person who controls such holder (within the meaning of the Securities Act) against all



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losses, claims, damages, liabilities, and expenses (or actions or proceedings, whether commenced or threatened, in respect thereof), whether joint and several or several, together with reasonable costs and expenses (including reasonable attorney's fees) to which any such indemnified party may become subject under the Securities Act or otherwise (collectively, "Losses") caused by, resulting from, arising out of, based upon, or relating to (i) any untrue or alleged untrue statement of material fact contained in (A) any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto covering the sale of Registrable Securities or (B) any application or other document or communication (in this Section 6, collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the "blue sky" or securities laws thereof or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such holder and each such director, officer, and controlling Person for any legal or any other expenses incurred by them in connection with investigating or defending any such Losses; provided that the Company shall not be liable in any such case to the extent that any such Losses result from, arise out of, are based upon, or relate to an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus, or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors, and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

                  (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, shall indemnify and hold harmless the other holders of Registrable Securities and the Company, and their respective officers, directors, agents, and employees, and each other Person who controls the Company (within the meaning of the Securities Act) against any Losses caused by, resulting from, arising out of, based upon, or relating to (i) any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto or in any application, or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application in reliance upon and in conformity with written information prepared and furnished to the Company by such holder expressly for use therein, and such holder will reimburse the Company and each such other indemnified party for any legal or any other expenses incurred by them in connection with investigating or defending any such Losses; provided that the obligation to indemnify will be



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individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

                  (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, then the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its written consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                  (d) The indemnification provided for under this Agreement shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract, and will remain in full force and effect regardless of any investigation made or omitted by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and shall survive the transfer of securities.

                  (e) If the indemnification provided for in this Section 6 is unavailable to or is insufficient to hold harmless an indemnified party under the provisions above in respect to any Losses referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the sellers of Registrable Securities and any other sellers participating in the registration statement on the other hand or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, then in such proportion as is appropriate to reflect not only the relative fault referred to in clause (i) above but also the relative benefit of the Company on the one hand and of the sellers of Registrable Securities and any other sellers participating in the registration statement on the other in connection with the registration statement on the other in connection with the statement or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the sellers of Registrable Securities and any other sellers participating in the registration statement on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) to the Company bear to the total net proceeds from the offering (before deducting expenses) to the sellers of Registrable Securities and any other sellers participating in the registration statement. The relative fault of the Company on the one hand and of the sellers of Registrable Securities and any other sellers participating in the registration statement on the other shall be determined by reference to, among other things, whether



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the untrue or alleged omission to state a material fact relates to information supplied by the Company or by the sellers of Registrable Securities or other sellers participating in the registration statement and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  (f) The Company and the sellers of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this
Section 6 were determined by pro rata allocation (even if the sellers of Registrable Securities were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in Section 6(e) above. The amount paid or payable by an indemnified party as a result of the Losses referred to in Section 6(e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no seller of Registrable Securities shall be required to contribute pursuant to this Section 6 any amount in excess of the result of (i) the net proceeds received by such seller from the sale of Registrable Securities covered by the registration statement filed pursuant hereto minus (ii) any amounts paid pursuant to Section 6(b) above. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  7.       Participation in Underwritten Registrations.

                  (a) No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including pursuant to the terms of any over-allotment or "green shoe" option requested by the managing underwriter(s), provided that no holder of Registrable Securities will be required to sell more than the number of Registrable Securities that such holder has requested the Company to include in any registration) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder's intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 6 hereof.

                  (b) Each Person that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(e) above, such Person will immediately discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person's receipt of the copies of a supplemented or amended prospectus as contemplated by Section 4(e). In the event the Company shall give any such notice, the applicable time period mentioned in Section 4(b) during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 7(b) to and including the date when each seller of a Registrable Security covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 4(e).

                  8.       Definitions.

                  "Common Stock" means any class of the Company's common stock.

                  "Person" means and includes natural persons, corporations, limited partnerships, limited liability companies, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivision thereof.

                  "Preferred Stock" means the Series C Preferred, the Series D Preferred (including that acquired upon conversion of the Series C Preferred), the Series E Preferred and all subsequent series of convertible preferred stock issued or to be issued in connection with the Purchase Agreement.

                  "Registrable Securities" means (i) any Common Stock issued or issuable upon conversion of the Preferred Stock (x) issued pursuant to the Purchase Agreement or (y) issued or issuable upon exercise of the Warrants (whether issued before, on, or after the Closing Date) and (ii) any other shares of Common Stock issued or issuable directly or indirectly with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with an exchange or combination of shares, recapitalization, merger, consolidation, or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they (i) have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer, or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force), (ii) unless the respective Investor otherwise elects, have been distributed to the limited partners of any of the Investors, (iii) have been effectively registered under a registration statement including, without limitation, a registration statement on Form S-8 (or any successor form), or (iv) have been repurchased by the Company. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected; provided that this sentence shall not apply to shares of the common equity securities of the Company issuable upon the exercise of unvested options originally issued to employees or former employees of the Company.

                  "Securities Act" means the Securities Act of 1933, as amended, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

                  "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

                  "Series C Preferred" means the Corporation's Series C Convertible Preferred Stock, par value $.002 per share.

                  "Series D Preferred" means the Corporation's Series D Convertible Preferred Stock, par value $.002 per share.

                  "Series E Preferred" means the Corporation's Series E Convertible Preferred Stock, par value $.002 per share.

                  "TCW/Crescent Lenders" means, collectively, (i) TCW/Crescent Mezzanine Partners II, L.P., a Delaware limited partnership, (ii) TCW/Crescent Mezzanine Trust II, a Delaware business trust, (iii) TCW Leveraged Income Trust, L.P., a Delaware limited partnership, (iv) TCW Leveraged Income Trust II, L.P., a Delaware limited partnership and (v) TCW Leveraged Income Trust IV, L.P., a Delaware limited partnership.

                  "Warrants" means the warrants to purchase shares of Preferred Stock issued by the Company to GTCR Fund VII, GTCR Co-Invest and the TCW/Crescent Lenders prior to the date hereof, on the date hereof or at any time in the future.

                  Unless otherwise stated, other capitalized terms contained herein have the meanings set forth in the Purchase Agreement.

                  9.       Miscellaneous.

                  (a) No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

                  (b) Adjustments Affecting Registrable Securities. The Company shall not take any action, or permit any change to occur, with respect to its securities which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration (including effecting a stock split or a combination of shares).

                  (c) Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement. Nothing contained in this Agreement shall be construed to confer upon any Person who is not a signatory hereto any rights or benefits, whether as a third-party beneficiary or otherwise.

                  (d) Amendments and Waivers. Except as otherwise provided herein, no modification, amendment, or waiver of any provision of this Agreement shall be effective against the Company or the holders of Registrable Securities unless such modification, amendment, or waiver is approved in writing by the Company and the holders of at least a majority of the Registrable Securities then in existence; provided that no such amendment or modification that would materially and adversely affect holders of one class or group of Registrable Securities in a manner different than holders of any other class or group of Registrable Securities, shall be effective against the holders of such class or group of Registrable Securities without the prior written consent of holders of at least a majority of Registrable Securities of such class or group materially and adversely affected thereby. No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement, or condition.

                  (e) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities. Notwithstanding the foregoing, in order to obtain the benefit of this Agreement, any subsequent holder of Registrable Securities must execute a counterpart to this Agreement, thereby agreeing to be bound the terms hereof.

                  (f) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                  (g) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

                  (h) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa. The use of the word "including" in this Agreement shall be, in each case, by way of example and without limitation. The use of the words "or," "either," and "any" shall not be exclusive. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof.

                  (i) Governing Law. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights of the Company and its stockholders. All other issues and questions concerning the construction, validity, interpretation, and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Illinois, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

                  (j) Notices. All notices, demands, or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands, and other communications shall be sent to each Investor at the addresses indicated on the Schedule of Holders and to the Company at the address of its corporate headquarters or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

                  (k) Entire Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  (l) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting to this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                  (m) Amendment and Restatement. Effective as of the date hereof, the Original Registration Agreement is hereby amended and restated in its entirety and, from and after the date hereof, all references herein to "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Original Registration Agreement, as amended hereby.


                                    * * * * *

                  IN WITNESS WHEREOF, the parties have executed this Amended and Restated Registration Agreement as of the date first written above.

                                       SYNAGRO TECHNOLOGIES, INC.

                                       By: /s/ Ross M. Patten
                                             -----------------------------------
                                       Name:   Ross M. Patten
                                       Its:    Chairman/CEO


                                       GTCR FUND VII, L.P.

                                       By:   GTCR Partners VII, L.P.
                                       Its:  General Partner

                                       By:   GTCR Golder Rauner, L.L.C.
                                       Its:  General Partner

                                       By: /s/ David A. Donnini
                                             -----------------------------------
                                       Name:   David A. Donnini
                                       Its:    Principal


                                       GTCR CO-INVEST, L.P.

                                       By:   GTCR Golder Rauner, L.L.C.
                                       Its:  General Partner

                                       By: /s/ David A. Donnini
                                             -----------------------------------
                                       Name:   David A. Donnini
                                       Its:    Principal


                                       GTCR CAPITAL PARTNERS, L.P.

                                       By:   GTCR Mezzanine Partners, L.P.
                                       Its:  General Partner

                                       By:   GTCR Partners VI, L.P.
                                       Its:  General Partner

                                       By:   GTCR Golder Rauner, L.L.C.
                                       Its:  General Partner

                                       By: /s/ David A. Donnini
                                             -----------------------------------
                                       Name:   David A. Donnini
                                       Its:    Principal

        SIGNATURE PAGE TO THE AMENDED AND RESTATED REGISTRATION AGREEMENT

                                       TCW/CRESCENT MEZZANINE PARTNERS II, L.P.
                                       TCW/CRESCENT MEZZANINE TRUST II
                                       By:    TCW/Crescent Mezzanine II, L.P.
                                              as general partner or managing
                                              owner

                                       By:    TCW/Crescent Mezzanine, L.L.C.,
                                              its general partner

                                       By:    /s/ Timothy P. Costello
                                              ----------------------------------
                                       Name:  Timothy P. Costello
                                       Title: Managing Director


                                       TCW LEVERAGED INCOME TRUST, L.P.
                                       By:    TCW Advisors (Bermuda), Limited
                                              as general partner

                                       By:    /s/ Darryl L. Schall
                                              ----------------------------------
                                       Name:  Darryl L. Schall
                                       Title: Managing Director

                                       By:    TCW Investment Management Company,
                                              as Investment Advisor

                                       By:    /s/ Timothy P. Costello
                                              ----------------------------------
                                       Name:  Timothy P. Costello
                                       Title: Managing Director


                                       TCW LEVERAGED INCOME TRUST II, L.P.

                                       By:    TCW (LINC II), L.P.
                                              as general partner

                                       By:    TCW Advisors (Bermuda), Ltd.,
                                              as general partner

                                       By:    /s/ Darryl L. Schall
                                              ----------------------------------
                                       Name:  Darryl L. Schall
                                       Title: Managing Director

                                       By:    TCW Investment Management Company,
                                              as Investment Advisor

                                       By:    /s/ Timothy P. Costello
                                              ----------------------------------
                                       Name:  Timothy P. Costello
                                       Title: Managing Director


        SIGNATURE PAGE TO THE AMENDED AND RESTATED REGISTRATION AGREEMENT

                                       TCW LEVERAGED INCOME TRUST IV, L.P.
                                       By:    TCW Asset Management Company,
                                              as Investment Advisor

                                       By:    /s/ Darryl L. Schall
                                              ----------------------------------
                                       Name:  Darryl L. Schall
                                       Title: Managing Director

                                       By:    /s/ Timothy P. Costello
                                              ----------------------------------
                                       Name:  Timothy P. Costello
                                       Title: Managing Director

                                       By:    TCW (LINC IV), L.L.C., as General
                                              Partner
                                       By:    TCW Asset Management Company,
                                              as its Managing Member

                                       By:    /s/ Darryl L. Schall
                                              ----------------------------------
                                       Name:  Darryl L. Schall
                                       Title: Managing Director

                                       By:    /s/ Timothy P. Costello
                                              ----------------------------------
                                       Name:  Timothy P. Costello
                                       Title: Managing Director


        SIGNATURE PAGE TO THE AMENDED AND RESTATED REGISTRATION AGREEMENT

                               SCHEDULE OF HOLDERS


GTCR FUND VII, L.P.
GTCR CO-INVEST, L.P.
GTCR CAPITAL PARTNERS, L.P.
6100 Sears Tower
Chicago, IL  60606-6402
Attention: David A. Donnini

TCW/CRESCENT MEZZANINE PARTNERS II, L.P.
TCW/CRESCENT MEZZANINE TRUST II
TCW LEVERAGED INCOME TRUST, L.P.
TCW LEVERAGED INCOME TRUST II, L.P.
TCW LEVERAGED INCOME TRUST IV, L.P.
c/o TCW/Crescent Mezzanine, L.L.C.
200 Crescent Court, Suit 1600
Dallas, Texas 75201
Attention: Timothy P. Costello
Phone: (214) 740-7348
Fax: (214) 740-7382